UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2016

Enzo Biochem, Inc. (Exact Name of Registrant as Specified in Its Charter)
New York (State or Other Jurisdiction of Incorporation)
001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

On February 22, 2016, a Federal judge of the U.S. District Court for the District of Connecticut entered an order granting a motion by Applera (now Life Technologies, Inc.), in the action entitled Enzo Biochem, Inc., Enzo Life Sciences, Inc. and Yale University v. Applera Corp. and Tropix, Inc., for summary judgment essentially stating that none of the asserted claims of Enzo’s United States Patent No. 5,449,767 are infringed.  The case originally was decided by summary judgment in Applera’s favor, but that judgment was reversed on appeal. After the case returned to the District of Connecticut court, judgment was entered in Enzo’s favor after a jury trial resulted in a verdict for Enzo. Upon appeal of that judgment to the Federal Circuit Court, the case was again remanded back to the district court.  The Company believes this latest decision is in error and Enzo will therefore appeal the decision.  This matter has no impact on other infringement cases Enzo has pending.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: February 24, 2016	By:	/s/ Barry W. Weiner
Barry W. Weiner President